Exhibit (99)(a)

NEWS RELEASE
October 20, 2003

Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $318,604, or $0.10 basic and diluted net income per share, for the three months ended September 30, 2003 as compared to $1,293,725, or $0.41 basic and diluted net income per share, for the same period one year ago. Net earnings from recurring operations for the three months ended September 30, 2003 were $357,969, or $0.11 basic and diluted net earnings per share, representing a 60% decrease from third quarter 2002 net income from recurring operations of $884,739, or $0.28 basic and diluted net earnings per share.

Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in third quarter recurring earnings to a decrease in net interest income, increased non-interest expense and higher than normal income tax rate. Mr. Wolfe also pointed out that the lack of economic growth in the Bank’s local market continues to have a negative impact on the performance of customers of the Bank. This is reflected in the provision for loan losses of $1,560,000 in the third quarter of 2003, which continues to be at historically high levels.

Net interest income after the provision for loan losses decreased 7% to $3,856,429 for the three months ended September 30, 2003 when compared to $4,127,620 for the same period one year ago. This decrease is attributable to a reduction in the Bank’s prime commercial lending rate in June 2003 combined with a decrease in the yield on investment securities. Non-interest expense increased 15% to $4,820,967 for the three months ended September 30, 2003, as compared to $4,194,141 for the same period last year. The increases in non-interest expense included an increase of $63,163 or 8% in occupancy expense, primarily due to expenses associated with the new branch offices opened in late 2002 and an increase of $479,346 or 53% in non-interest expenses other than salaries, benefits and occupancy expenses. The increase in such other non-interest expenses included an increase of $200,796 in consulting and advertising expense due to an aggressive retail marketing campaign started by the Bank in July, 2003 and designed to grow core deposits, an increase of $68,304 in foreclosure and collection expense due to increased volume of other real estate owned and repossessed assets and an increase of $179,149 in other taxes primarily due to state franchise tax. As a result of a review of the Bank’s tax position and adjustments made to state income taxes, the effective tax rate was 49% for the quarter ended September 30, 2003 compared to 35% for the same quarter in 2002.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS- PAGE TWO

Year-to-date net income as of September 30, 2003 was $1,827,892, or $0.58 basic and diluted net income per share as compared to $2,825,900, or $0.89 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the nine months ended September 30, 2003 was $1,923,284, or $0.61 basic and diluted net income per share, representing a 20% decrease from net income from recurring operations of $2,407,229, or $0.76 basic and diluted net income per share for the nine months ended September 30, 2002. Net non-recurring losses on the disposition of assets in 2003 amounted to $95,399, net of income tax expense. Net losses on disposition of assets included a $628,312 net loss on repossessed assets, which was partially offset by a $478,759 gain associated with the sale of the Bank’s $3.7 million credit card portfolio during the first quarter. In the nine months ended September 30, 2002 the Company had non-recurring gains on the sale of securities of $625,616, combined with non-recurring gains on the disposition of assets of $4,502.

The decrease in year-to-date recurring earnings is primarily attributable to an increase in the provision for loan losses and an increase in non-interest expense. The year-to-date provision for loan losses increased to $4,629,900 as of September 30, 2003, as compared to $3,343,600 for the nine months ended September 30, 2002. The increase in the provision for loan losses reflects an increase in classified loans and non-performing assets, which is the result of adverse business conditions in the Bank’s market area. Non-interest expense for the nine months ended September 30, 2003, was $13,442,891 as compared to $12,602,143 for the same period last year. The increase in year-to-date non-interest expense included an increase of $200,256 or 9% in occupancy expense, primarily due to expenses associated with the new branch offices opened in late 2002 and an increase of $480,538 or 16% in non-interest expenses other than salary, benefits and occupancy expenses. The increase in such other non-interest expenses included an increase in consulting and advertising expense of $203,495 due to the marketing campaign started by the Bank in July, 2003 and an increase of $275,426 in other taxes primarily due to the state franchise tax.

Year-to-date net interest income increased 7% to $16,307,570 for the nine months ended September 30, 2003 compared to $15,199,076 for the same period one year ago. This increase is primarily attributable to a decrease in interest expense resulting from a reduction in the cost of funds, which was partially offset by a decrease in interest income resulting from a reduction in the Bank’s prime commercial lending rate in June 2003 coupled with a decrease in the yield on investments.

Net earnings for the year ending December 31, 2003, including non-recurring items, are expected to be in the range of $2.6 million to $3.0 million, resulting in basic and diluted earnings per share in the range of $0.83 to $0.96, approximately 45% to 36% below previous expectations.

Total assets as of September 30, 2003 amounted to $668,543,936, an increase of 6% compared to total assets of $633,194,415 at September 30, 2002. This increase is primarily attributable to an increase in loans.

Loans increased 6% to $541,334,155 as of September 30, 2003 compared to $510,882,521 as of September 30, 2002. Non-performing assets totaled $9,529,483 at September 30, 2003 or 1.43% of total assets, compared to $9,072,743 at September 30, 2002 or 1.43% of total assets. Non-performing assets decreased $2,127,546 from June 30, 2003. This is primarily due to the settlement of loans to one customer totaling $2.5 million that resulted in a

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS- PAGE THREE

charge-off of $1.4 million. Non-accrual loans at September 30, 2003 include $2.2 million in loans with a customer that is a former director. An additional $460,000 was included in the provision for loan losses in the quarter ended September 30, 2003 for the loans to that customer. The allowance for loan losses at September 30, 2003 amounted to $8,887,322 or 1.64% of total loans compared to $7,513,045 or 1.47% of total loans at September 30, 2002.

Deposits amounted to $545,540,631 as of September 30, 2003, representing an increase of 8% over deposits of $507,411,315 at September 30, 2002.

Shareholders’ equity increased to $48,706,895, or 7.29% of total assets, at September 30, 2003 as compared to $48,182,157, or 7.61% of total assets, at September 30, 2002.

Peoples Bank operates eleven offices throughout Catawba County, North Carolina, one office in Alexander County, North Carolina and three offices in Lincoln County, North Carolina. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol "PEBK." Scott and Stringfellow, Inc., Ryan, Beck & Co., Sterne Agee & Leach, Inc. and Trident Securities, Inc. are market makers for the Company’s shares.

(TABLES FOLLOW)
Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like "expect," "anticipate," "estimate," and "believe," variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2002, under "General Description of Business."

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
September 30, 2003, December 31, 2002 and September 30, 2002

	September 30, 2003	December 31, 2002	September 30, 2002

	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$19,510,852	$13,803,665	$14,822,792
Federal funds sold	6,531,000	1,774,000	3,045,000

Cash and cash equivalents	26,041,852	15,577,665	17,867,792

Investment securities available for sale	76,402,762	71,735,705	75,258,103
Other investments	4,091,973	4,345,573	4,902,773

Total securities	80,494,735	76,081,278	80,160,876

Loans	541,334,155	526,369,746	510,882,521
Mortgage loans held for sale	4,811,700	5,064,635	5,342,705
Less: Allowance for loan losses	(8,887,322)	(7,247,906)	(7,513,045)

Net loans	537,258,533	524,186,475	508,712,181

Premises and equipment, net	12,831,686	15,620,977	15,148,833
Accrued interest receivable and other assets	11,917,130	13,275,143	11,304,733

Total assets	$668,543,936	$644,741,538	$633,194,415

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$78,126,007	$67,398,458	$66,453,485
NOW, MMDA & Savings	155,290,700	156,554,189	157,503,640
Time, $100,000 or more	171,985,514	160,836,596	158,360,558
Other time	140,138,410	130,949,712	125,093,632

Total deposits	545,540,631	515,738,955	507,411,315

Demand notes payable to U.S. Treasury	413,043	1,600,000	1,600,000
FHLB borrowings	58,000,000	63,071,429	59,821,429
Trust preferred securities	14,000,000	14,000,000	14,000,000
Accrued interest payable and other liabilities	1,883,367	1,726,421	2,179,514

Total liabilities	619,837,041	596,136,805	585,012,258

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,133,547 shares in
2003 and 2002	35,097,773	35,097,773	35,097,773
Retained earnings	12,982,190	12,094,363	11,797,862
Accumulated other comprehensive income	626,932	1,412,597	1,286,522

Total shareholders' equity	48,706,895	48,604,733	48,182,157

Total liabilities and shareholders' equity	$668,543,936	$644,741,538	$633,194,415

Memorandum: Letters of Credit	$3,010,326	$2,061,103	$2,163,741

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2003 and 2002

	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2002	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,865,767	$8,204,934	$23,473,128	$23,959,509
Interest on federal funds sold	10,123	2,661	54,220	26,509
Interest on investment securities:
U.S. Government agencies	474,404	870,809	1,658,519	2,744,381
States and political subdivisions	141,631	140,161	432,982	469,795
Other	117,756	125,287	335,553	372,284

Total interest income	8,609,681	9,343,852	25,954,402	27,572,478

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	330,861	549,096	965,858	1,598,442
Time deposits	2,056,708	2,237,246	6,237,185	8,206,010
FHLB borrowings	646,070	663,681	1,947,993	2,000,613
Trust preferred securities	157,500	183,750	490,000	551,250
Other	2,113	4,959	5,796	17,087

Total interest expense	3,193,252	3,638,732	9,646,832	12,373,402

NET INTEREST INCOME	5,416,429	5,705,120	16,307,570	15,199,076
PROVISION FOR LOAN LOSSES	1,560,000	1,577,500	4,629,900	3,343,600

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,856,429	4,127,620	11,677,670	11,855,476

OTHER INCOME:
Service charges	825,408	799,230	2,416,487	2,208,713
Other service charges and fees	133,881	97,798	438,761	374,856
Gain (loss) on sale of securities	-	625,616	-	625,616
Mortgage banking income	206,071	138,148	610,179	538,014
Insurance and brokerage commission	106,411	131,287	305,603	376,552
Miscellaneous	318,771	277,967	859,883	876,016

Total other income	1,590,542	2,070,046	4,630,913	4,999,767

OTHER EXPENSES:
Salaries and employee benefits	2,543,962	2,459,645	7,473,472	7,313,518
Occupancy	890,391	827,228	2,540,557	2,340,301
Other	1,386,614	907,268	3,428,862	2,948,324

Total other expenses	4,820,967	4,194,141	13,442,891	12,602,143

INCOME BEFORE INCOME TAXES	626,004	2,003,525	2,865,692	4,253,100
INCOME TAXES	307,400	709,800	1,037,800	1,427,200

NET INCOME	$318,604	$1,293,725	$1,827,892	$2,825,900

PER SHARE AMOUNTS
Basic net income	$0.10	$0.41	$0.58	$0.89
Diluted net income	$0.10	$0.41	$0.58	$0.89
Cash dividends	$0.10	$0.10	$0.30	$0.30
Book value	$15.54	$15.38	$15.54	$15.38

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2003 and 2002

	Three months ended		Nine months ended
	September 30,		September 30,
	2003	2002	2003	2002

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$73,763,546	$75,596,351	$70,438,974	$79,317,147
Loans	540,896,649	509,793,897	537,261,341	503,869,806
Earning Assets	633,746,039	590,469,239	623,146,482	590,019,357
Assets	667,608,720	621,901,676	658,686,746	621,147,028
Deposits	543,112,559	496,653,385	530,913,052	495,244,855
Shareholders' Equity	49,701,527	47,642,340	50,159,228	47,540,203

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	3.44%	3.88%	3.55%	3.50%
Return on Average Assets	0.19%	0.83%	0.37%	0.61%
Return on Average Shareholders' Equity	2.54%	10.77%	4.87%	7.95%
Shareholders' Equity to Total Assets (Period End)	7.29%	7.61%	7.29%	7.61%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,033,342	$7,117,151	$7,247,905	$6,090,570
Provision for loan losses	1,560,000	1,577,500	4,629,900	3,343,600
Charge-offs	(1,764,890)	(1,208,485)	(3,143,812)	(2,026,485)
Recoveries	58,870	26,879	153,329	105,360

Balance, end of period	$8,887,322	$7,513,045	$8,887,322	$7,513,045

ASSET QUALITY:
Nonaccrual Loans			$7,562,611	$8,434,846
90 Days Past Due and still accruing			126,472	614,897
Other Real Estate Owned			1,556,697	20,000
Repossessed Assets			283,703	3,000

Total Nonperforming Assets			$9,529,483	$9,072,743

Nonperforming Assets to Total Assets			1.43%	1.43%
Allowance for Loan Losses to Nonperforming Assets			93.26%	82.81%
Allowance for Loan Losses to Total Loans			1.64%	1.47%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans		General Reserve
	By Risk Grade		Percentage

	9/30/2003	9/30/2002	9/30/2003	9/30/2002

Risk 1 (Excellent Quality)	10.60%	8.84%	0.15%	0.15%
Risk 2 (High Quality)	27.84%	36.61%	0.50%	0.50%
Risk 3 (Good Quality)	51.34%	43.84%	1.00%	1.00%
Risk 4 (Management Attention)	3.84%	5.45%	2.50%	2.50%
Risk 5 (Watch)	2.36%	2.16%	7.00%	7.00%
Risk 6 (Substandard)	2.47%	1.45%	12.00%	12.00%
Risk 7 (Low Substandard)	0.16%	0.00%	25.00%	25.00%
Risk 8 (Doubtful)	0.00%	0.00%	50.00%	50.00%
Risk 9 (Loss)	0.00%	0.00%	100.00%	100.00%

At September 30, 2003 there were three relationships exceeding $1 million each (which totaled $8.2 million) in the Watch risk grade and three relationships exceeding $1 million each (which totaled $9.5 million) in the Substandard risk grade. Balances of individual relationships exceeding $1 million in these risk grades ranged from $1.5 million to $3.9 million. These customers continue to meet payment requirements and would not become non-performing assets unless they are unable to meet those requirements.

(END)